UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 16, 2015, Global Power Equipment Group Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) stating that its independent registered public accounting firm, BDO USA, LLP (“BDO”), was resigning effective upon the completion of its audit of the Company’s restated financial statements for its 2013 and 2014 fiscal years (and, if applicable, the restated financial statements for any additional periods that the Company determines require restatement).  The Company provided a copy of the December 16, 2015 Form 8-K to BDO prior filing it with the U.S. Securities and Exchange Commission (the “SEC”). The Company requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the statements made by the Company in the Initial Report in response to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and, if not, stating the respects in which it does not agree. The Initial Report is hereby amended and supplemented by adding the following:

Item 4.01.                                        Changes in Registrant’s Certifying Accountant.

Pursuant to the Company’s request, on December 17, 2015, BDO furnished to the Company a letter addressed to the SEC regarding the statements made by the Company in the Initial Report.  A copy of BDO’s letter has been filed as Exhibit 16.1 to this report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                Exhibits

16.1                        Letter from BDO USA, LLP to the U.S. Securities and Exchange Commission, dated December 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2015

Global Power Equipment Group Inc.

	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from BDO USA, LLP to the U.S. Securities and Exchange Commission, dated December 17, 2015.